Exhibit 99.1

Corporate Contacts

Gary Titus	Jane Green
Chief Financial Officer	Investors/Media
650.358.3456	650.358.1447
gtitus@sciclone.com	jgreen@sciclone.com

SCICLONE APPOINTS PRICEWATERHOUSECOOPERS LLP AS ITS

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Foster City, Calif. – April 8, 2013 – SciClone Pharmaceuticals, Inc. (NASDAQ: SCLN) today announced the Audit Committee of the Company’s Board of Directors has appointed PricewaterhouseCoopers LLP (“PwC”) as its independent registered public accounting firm, effective immediately, to perform independent audit services beginning with the fiscal year ending December 31, 2013. PwC is a global network of firms that specializes in audit and assurance, tax and consulting services. The PwC network spans more than 150 countries and the firm has a long history of providing these solutions to clients in the pharmaceutical and life sciences industries around the globe, including the Chinese market.

“PwC is well respected for its expertise and experience in the global pharmaceutical industry, and especially for its deep knowledge of the China pharmaceuticals market and strong reputation for working effectively with companies in the US and in China to meet the challenges and opportunities of a complex and changing business environment,” said Gary S. Titus, SciClone Chief Financial Officer. “We are extremely pleased to welcome PwC as SciClone’s new independent auditor, and look forward to establishing a collaborative and productive relationship over many years.”

As in the last several years, SciClone will continue to also work with another global, Big Four firm regarding non-audit work, such as internal controls and tax advisory matters in the US, China and other parts of the world where the Company has operations.

About SciClone

SciClone Pharmaceuticals is a US-based, China-focused specialty pharmaceutical company with a product portfolio of therapies for oncology, infectious diseases and cardiovascular, urological, respiratory, and central nervous system disorders. SciClone’s ZADAXIN® (thymalfasin) is approved in over 30 countries and may be used for the treatment of hepatitis B (HBV), hepatitis C (HCV) and certain cancers, and as a vaccine adjuvant, according to the local regulatory approvals. Besides ZADAXIN, SciClone markets about 14 mostly partnered products in China, including Depakine®, the most widely prescribed broad-spectrum anti-convulsant in China; Tritace®, an ACE inhibitor for the treatment of hypertension; Stilnox®, a leading hypnotic for the short-term treatment of insomnia (marketed as Ambien® in the US); and Aggrastat®, a recently-launched interventional cardiology product. SciClone is also pursuing the registration of several other therapeutic products in China. SciClone is headquartered in Foster City, California. For additional information, please visit www.sciclone.com.

Forward-Looking Statements

This press release contains forward-looking statements regarding expected financial results and expectations. Readers are urged to consider statements that include the words “may,” “will,” “would,” “could,” “should,” “might,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “anticipates,” “intends,” “continues,” “forecast,” “designed,” “goal,” “unaudited,” “approximately” or the negative of those words or other comparable words to be uncertain and forward-looking. These statements are subject to risks and uncertainties that are difficult to predict and actual outcomes may differ materially. Please also refer to other risks and uncertainties described in SciClone’s filings with the SEC. All forward-looking statements are based on information currently available to SciClone and SciClone assumes no obligation to update any such forward-looking statements.

Ambien, Depakine, Stilnox and Tritace are registered trademarks of Sanofi and/or its affiliates.

Aggrastat is a registered trademark of Medicure International Inc. in the United States, and Iroko Cardio LLC in numerous other countries.

SciClone, SciClone Pharmaceuticals, the SciClone Pharmaceuticals design, the SciClone logo and ZADAXIN are registered trademarks of SciClone Pharmaceuticals, Inc. in the United States and numerous other countries.